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                                                                    EXHIBIT 99.1


Press Release

mPhase Technologies Announces Pending Purchase of Assets


NORWALK, Conn.--(BUSINESS WIRE)--July 6, 2001--mPhase Technologies Inc. (OTCBB:
XDSL - news) announced that it has agreed in principle to purchase substantially
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all of the assets of Pliant Systems Inc. (OTCBB: PLNS - news), subject to the
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negotiation and completion of final documentation and the approval by the United
States Bankruptcy Court for the Eastern District of North Carolina, where Pliant's Chapter 11 case is pending. Pliant is a leading designer of multi-service integrated access platforms for the telecommunications industry. The proposed transaction's purchase price is approximately $3.6 million.

The proposed transaction includes the purchase by mPhase of all tangible and intangible assets of Pliant Systems to be operated as a going concern, including the intellectual property, but excludes cash, certain accounts receivable and certain causes of action. The proposed transaction is expected to be structured as a sale by Pliant of its assets to mPhase pursuant to sections 363(b) and 365 of the United States Bankruptcy Code, free and clear of all liens, claims and encumbrances. Pliant plans to obtain approval of the proposed transaction from the Bankruptcy Court by late July and, subject to receipt of such approval, the transaction is expected to close by early August. Following approval by the United States Bankruptcy Court, mPhase intends to host a press conference detailing the strategy and synergies driving the acquisition of Pliant Systems and an overview of its plans going forward.

On May 1, 2001, Pliant Systems filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Pliant has continued to operate the business and manage its assets as a debtor in possession and no trustee or examiner has been appointed in the case. Pliant Systems sought Chapter 11 protection in order to facilitate an orderly sale of its business and assets to a third party.

About mPhase Technologies

mPhase Technologies, the leading designer of broadcast digital television and high-speed data solutions for the telecommunications industry, offers DSL-based services via its Traverser(TM) Digital Video and Data Delivery System and provides telcos worldwide with a complete line of DSL components. The award-winning Traverser(TM) DVDDS enables telephone companies worldwide to cost-effectively and reliably transmit up to 400 channels of MPEG-2 quality, broadcast (real time) digital television programming utilizing a NIP-based platform, high-speed Internet access and traditional telephone service, simultaneously, over existing copper telephone lines. The Company believes that by avoiding transmission of video over traditional IP- or ATM-based networks, it possesses the capability to deliver a superior, more reliable and cost-

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effective video experience to the end user. The comprehensive package offered by
mPhase and mPhase Television.net provides telcos with turnkey systems that couple technology with content, thereby enhancing their revenue opportunities. The mPhase DSL Components Line includes a full suite of products including the mPhase iPOTS(TM)(Intelligent POTS Splitter Shelf), Test Access Shelf, traditional POTS Splitter Shelf and In-Line Filters. More information is available by calling mPhase Sales at 203.838.2741 or by writing to info@mPhaseTech.com. More information may also be obtained by visiting the
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Company's web site at www.mPhaseTech.com.
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About Pliant Systems

Pliant Systems Inc. designs, manufacturers and markets integrated multi-service access platforms for the telecommunications industry. The company provides Incumbent Local Exchange Carriers (ILECs) and Competitive Local Exchange Carriers (CLECs) with integrated access systems capable of delivering voice, data and video services over diverse network topologies. The company's primary product, the Pliant 3000 Integrated Access Platform, is designed to relieve the strain on Digital Lop Carrier (DLC) systems caused by the Internet explosion, utilizing a distributed architecture to deliver traditional telephony and merging high-bandwidth services deep into the access network. The company's web site is www.pliantsystems.com.
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Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include the following: competition of the purchase of Pliant System's assets, the final sales price, the timing of approval by the Bankruptcy Court, the closing of the purchase and others. However, the outcome of forward-looking statements are beyond the ability of the company to control and in many cases could cause actual results to differ materially from those indicated by the forward-looking statements. The company's Form 10-K, 10-Qs and other documents on file with the Securities and Exchange Commission identify important factors that could cause actual results to differ materially from those indicated by forward-looking statements. The company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, unless required by law.

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Contact:
mPhase Technologies, Inc.
Michael N D Meek
203.854.1343
michaelmeek@mphasetech.com
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 or
Pliant Systems
John Autrey
919.405.4780
JAutrey@pliantsystems.com
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